Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of 707 Cayman Holdings Limited of our report dated January 16, 2026, relating to the consolidated financial statements, which appears in 707 Cayman Holdings Limited’s Annual Report on Form 20-F for the year ended September 30, 2025.

We also consent to the reference to us under the caption ‘Experts’ in this Registration Statement.

/s/ ARK Pro CPA & Co
ARK Pro CPA & Co
Certified Public Accountants

Hong Kong, China
January 23, 2026